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                                                                      Exhibit 21
                            Castle Energy Corporation
                       Listing of Parent and Subsidiaries
                             As of November 24, 2000

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
                                                                                                           Company's
                                              Relationship                                                 Ownership
         Entity                               to Company                     Business                      Percentage
-----------------------------------------     -----------        ----------------------------------        ----------
Parent
     Castle Energy Corporation                Parent             Holding Company                           N/A

Refining
     Indian Oil Company                       Subsidiary         Inactive                                  100%

     Indian Refining I, L.P.                  Subsidiary-        Inactive                                  100%
                                              Limited
                                              Partnership

     Indian Refining & Marketing I, Inc.      Subsidiary         General Partner of IRLP - Inactive        100%

Natural Gas Marketing
     Castle Pipeline Company                  Subsidiary         General Partner - Pipeline                100%

     Castle Texas Pipeline L.P.               Subsidiary-        Partnership - Inactive
                                              Limited            Natural Gas Transmission - Inactive       100%
                                              Partnership

     CEC Marketing Company                    Subsidiary         General Partner - Gas Marketing

     CEC Marketing Resources Company          Subsidiary         Partnership - Inactive
                                                                 Limited Partner - Gas Marketing           100%

     CEC Gas Marketing L.P.                   Subsidiary-        Partnership - Inactive
                                              Limited            Gas Marketing - Inactive                  100%
                                              Partnership

Exploration and Production
     Castle Production Company                Subsidiary         General Partner - Production              100%
                                                                 Partnership - Inactive

     Castle Production Resources Company      Subsidiary         Limited Partner - Production              100%

     Castle Texas Production L.P.             Subsidiary-        Partnership - Inactive
                                              Limited            Oil and Gas Production - Inactive         100%
                                              Partnership

     Castle Exploration Company, Inc.         Subsidiary         Oil and Gas Development, Drilling         100%

     Redeco Petroleum Company Limited         Subsidiary         and Well Operations - United States
                                                                 Oil and Gas Development, Drilling         100%

     Castle Offshore L.L.C.                   Subsidiary         and Well Operations - Romania
                                                                 Oil and Gas Well Operations -             100%
                                                                 Inactive
Passive Investment
     CEC, Inc.                                Subsidiary         Passive Activities                        100%

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